INTERNATIONAL BROOKS PETROLEUM LTD.
Penthouse, 535 Howe Street, Vancouver, B.C., Canada V6C 2Z4
Tel: (604) 683-0466 / Toll-Free: 1-800-665-3250 / Fax: (604) 685-8474 / E-mail: ibp@telus.net

23 September 2002

Precise Life Sciences Ltd.
3004 - 1239 West Georgia Street
Vancouver, B.C.
V6E 4R8

Dear Sirs:

Re: Harvester Property, Kings County, California (the "Property")

By an agreement dated for reference February 26, 2001, (the "Agreement") Precise Life Sciences Ltd. (formerly Asdar Group) ("Precise") entered into an agreement to earn an undivided fifty percent (50%) working interest (the "Working Interest") to all rights, titles, and interest owned or to be acquired by International Brooks Petroleum Ltd. ("IBP") in and to the following lands;

> The property is described as the E/2 of Section 24, All of Section 25, and the NE/4 of Section 36 all located within Township 23 South, Range 21 East, Mount Diablo Base and Meridian, Kings County, California (the "Property") containing 1,120 acres more or less.

Pursuant to the Agreement, IBP, acting as Operator undertook a program of exploration of the said Property with the knowledge and consent of Precise and its personal representative Robert Klein.

As at the date hereof, Precise is in arrears in the payment of its 50% portion of costs associated with the work undertaken on the Property pursuant to the Agreement in an amount greater than $90,000 USD.

This letter evidences an agreement between Precise and IBP whereby the parties hereby agree to settle all claims which IBP has against Precise by virtue of the work programs conducted on the Property. .
For and in consideration of the mutual covenants contained herein, the receipt and sufficiency of which is hereby acknowledged, Precise and IBP agree as follows:

1. IBP agrees to reserve and pay Precise, monthly, an amount equal to 2% of the gross proceeds received from the sale of any hydrocarbons obtained from the Property for the prior month (the "Royalty Interest"). The Royalty Interest shall continue until the the later of:

   a) IBP's rights in the Property, pursuant to the Lease dated May 1, 2000 and all amendments thereto, are terminated; or

   b) any subsequent interest in the Property acquired by IBP or any associate or affiliate thereof is terminated.

   At such time, the Royalty Interest shall terminate and be of no further force or effect. At such time as hydrocarbons are obtained from the Property, IBP agrees to register the Royalty Interest with the appropriate regulatory authorities in favour of Precise. "Hydrocarbons" means compounds containing only carbon and hydrogen, such as oil, gas condensate

and other petroleum products.

2. Precise, in consideration of the Royalty Interest to be reserved by IBP in favour of Precise, hereby agrees to terminate any interest it had, has or may have in the Property pursuant to the Agreement.

3. Precise does hereby remise, release and forever discharge IBP and its respective successors or assigns, from all actions, causes of action, claims and demands which against IBP Precise had, now has or will have, or which its successors or assigns hereafter can, shall or may have for or by reason of any matter or thing existing up to the present time, and in particular but without limiting the generality of the foregoing, of and from all actions, causes of action, claims and demands in any way arising out of or relating to the Agreement.

4. IBP does hereby remise, release and forever discharge Precise and its respective successors or assigns, from all actions, causes of action, claims and demands which against Precise IBP had, now has or will have, or which its successors or assigns hereafter can, shall or may have for or by reason of any matter or thing existing up to the present time, and in particular but without limiting the generality of the foregoing, of and from all actions, causes of action, claims and demands in any way arising out of or relating to the Agreement, including any arrears of exploration expenditures which have not been paid by Precise and any costs which may be incurred to plug and abandon the Harvester #1-25 well located on the Property.

3. Each of IBP and Precise represent and declare that they have each read this agreement and have received independent legal advice about the meaning and effect of the terms contained herein.

4. This agreement may be signed in counterparts (including counterparts by facsimile) and all counterparts are taken together shall be deemed to constitute one and the same instrument.

Yours truly,

INTERNATIONAL BROOKS PETROLEUM LTD.

[signature]

ALBERT RAPONI
PRESIDENT & CEO

Agreed, Accepted and Approved this 26 day of September, 2002.

PRECISE LIFE SCIENCES LTD.

R. Waters

per: authorized signatory